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                                                                   EXHIBIT 10.25



April 5, 1999



James Pekarsky
3173 Monterey Blvd.
Oakland, California  94602

Dear James:

        It give us a great pleasure to extend this offer of employment to you with Virage Logic Corporation. Virage Logic is an emerging semiconductor startup and will greatly benefit from your contributions. To be sure that you understand the terms and conditions of this offer of employment, I would like to detail them below:

        Your position will be Vice President of Finance, CEO reporting to Adam Kablanian. In this position you will receive a salary of $5,769.24 bi-weekly ($150,000 annualized).

        In addition to this, we would like to offer you 100,000 (One Hundred Thousand) shares of Virage Logic Corporation to be vested over four years and subject to the board of directors approval.

        In the event that your employment is terminated for reason other than for cause, following a change of control during your first 12 months of employment you will immediately vest 25% and if after 12 months, all remaining unvested shares become immediately fully vested.

        You will be eligible for all the standard company benefits, including 401K, medical, dental and vision coverage as of your date of hire. Three weeks of Paid Time Off and 10 paid holidays per year.

        As is normal practice, this offer is contingent upon verification of work authorization as required by the Immigration Reform and Control Act of 1986, as well as your signing the "Employment Invention and Confidential Information Agreement." I have enclosed a copy of the Employment Invention and Confidential Information Agreement for your review.



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James Pekarsky
April 5, 1999
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        If you find the terms of this offer acceptable, please sign below conveying your acceptance. Retain the enclosed copy of this letter for your records. James, we are excited about the opportunity to have you join our Company. We are confident you will make a significant contribution to the success and future of Virage Logic Corporation. We certainly look forward to an affirmation reply to his offer by April 12, 1999.

Very truly yours,

Remae Hogan
Human Resources Manager



/s/ James Pekarsky                          5/10/99
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Signature of Applicant                      Start Date